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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: FEBRUARY 7, 2003

                         COMPREHENSIVE CARE CORPORATION
               (Exact Name of Registrant as Specified in Charter)

            DELAWARE                     1-9927                   95-2594724
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                       Identification No.)


                        200 SOUTH HOOVER BLVD., SUITE 200

                  TAMPA, FLORIDA                         33609
        (Address of Principal Executive                (Zip Code)
                     Offices)

       Registrant's telephone number, including area code: (813) 288-4808
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ITEM 5. OTHER EVENTS.

      Effective February 7, 2003, the Company entered into new employment agreements (the "Employment Agreements") with its President and Chief Executive Officer, Mary Jane Johnson, and its Chairman, Chief Financial Officer and Treasurer, Robert J. Landis. Each of the Employment Agreements has been authorized and approved by the Compensation Committee of the Board of Directors, which Committee is comprised of independent directors. The following summary does not purport to be a full and complete description of the Employment Agreements, and reference is made in each instance to the full terms and provisions of the Employment Agreements, each of which is attached as an Exhibit to this Report on Form 8-K. Except as otherwise indicated below, the terms and provisions of each of the respective Employment Agreements are identical.

      Ms. Johnson's employment with the Company as its President and Chief Executive Officer has been continued for a term commencing February 1, 2003 and terminating May 31, 2006, subject to two consecutive 18 month extensions unless either party gives written notice to the other at least six months prior to the initial termination date or renewal termination date. Mr. Landis's employment with the Company as its Chairman, Chief Financial Officer and Treasurer has been continued for a term commencing February 1, 2003 and terminating May 31, 2006, subject to two consecutive 18 month extensions unless either party gives written notice to the other at least six months prior to the initial termination date or renewal termination date. In the case of Ms. Johnson, she is to receive an annual salary at the rate of $175,000 through May 31, 2003, after which her annual salary is to be increased to $205,000. In the case of Mr. Landis, he is to receive an annual salary of $175,000 through May 31, 2003, after which his annual salary is to be increased to $185,000. In addition to their respective annual salaries, each is eligible to receive, commencing with the Company's fiscal year ending May 31, 2004, an annual performance bonus. In the case of Ms. Johnson, such annual performance bonus shall be equal to the greater of 2 1/2% of the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA"), or $25,000. In the case of Mr. Landis, such annual performance bonus shall be equal to the greater of 2 -1/2% of the Company's EBITDA, or $20,000. EBITDA will be calculated to include any expense from such performance bonus and no performance bonus will be earned by either Executive in the event of an EBITDA loss. The Compensation Committee reserves the right to increase the annual performance bonus based upon exceptional performance by the executive.

      In the event of a change in control of the Company, as defined in the Employment Agreements, each executive may elect to terminate his or her Employment Agreement at any time within one year following a change in control and, upon such election, the Company shall pay to the executive a special lump sum severance payment equal to two times the sum of the executive's prevailing base salary. In the event either executive does not elect to terminate his or her Employment Agreement within one year following a change in control and during such one year period or at any time thereafter during the unexpired term of the Employment Agreement, his or her employment is terminated for reasons other than cause, as defined, or though not terminated by the Company, the executive's duties and responsibilities are materially curtailed or diminished from those prevailing immediately preceding the change in control, and the executive then elects to terminate his or her employment, the Company shall pay to the executive a severance benefit equal to the greater of

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the executive's base salary for the unexpired term of the Employment Agreement or an amount equal to two times the amount of the executive's base salary. During the term or any extended term of the Employment Agreements, the Company shall provide to each executive the Company's standard health and major medical insurance, executive life and disability insurance, and reimbursement for all reasonable expenses incurred by the executive on behalf of the Company, including a $250 bi-weekly automobile allowance. Each executive is entitled to participate in any retirement savings plan that may generally be made available to all other executives of the Company, as well as participation in any senior executive retirement plan that may be implemented by the Board of Directors or any deferred compensation plan which may be implemented. In the event the executive becomes totally disabled during the term or extended term, the Company shall continue to compensate the executive at executive's base salary; provided, however, that any continued salary payments shall be reduced and offset by any disability insurance payments which the executive may receive and with respect to which the premiums for such disability insurance have been paid for by the Company.

      Provision is made for each executive to receive a special transaction bonus as a result of any transaction entered into by the Company with the approval of its Board of Directors in which the Company shall merge with and into another entity in which the Company is not the surviving entity, or the Company sells all or substantially all of its assets and the value of the special transaction is $5,000,000 or greater. The special transaction bonus shall be an amount equal to 1% of the special transaction value in excess of $5,000,000.

      Commencing with the execution of the new Employment Agreements and continuing each year thereafter, at the date of the Company's annual meeting of shareholders beginning with the 2003 annual meeting, each executive shall receive options to purchase 25,000 shares of the Company's Common Stock (subject to the Compensation Committee's right to increase the amount of grant based upon exceptional performance). The exercise price of such options shall be the fair market value of the Company's Common Stock at the date of grant and each option grant shall vest 50% six months following the date of grant, and the remaining 50% on the first anniversary date of the grant, subject to acceleration upon the occurrence of a change in control or the termination of executive without cause.

      During the term or extended term of the Employment Agreements, the Company has agreed to utilize its best efforts to cause each executive to be elected and reelected as a director of the Company and, in addition, has agreed to procure and continue in full force and effect officers and directors liability insurance in an amount of not less than $1,000,000 and to indemnify and hold each executive harmless from all claims and liabilities, loss or damage asserted against or incurred by the executive.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (C)   EXHIBITS.

      Exhibit No.             Description
      -----------             -----------

      99.1 Employment Agreement effective February 7, 2003 between the Company and Mary Jane Johnson.

      99.2 Employment Agreement effective February 7, 2003 between the Company and Robert J. Landis.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

      COMPREHENSIVE CARE CORPORATION

      By:  /s/ Robert J. Landis
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           Robert J. Landis
           Chairman of the Board, Chief Financial Officer and Treasurer


Date: February 7, 2003


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